Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

	Subsidiary	State/Country of Incorporation/Formation
1.	Dayton Asset Holding LLC	Delaware
2.	DBNC Peach Holdings LLC	Delaware
3.	DBNC Peach I Trust	Delaware
4.	DBNC Peach LLC	Delaware
5.	Fortress Asset Trust	Delaware
6.	Impac CMB Trust 1998-C1	Delaware
7.	Impac Commercial Assets Corporation	California
8.	Impac Commercial Capital Corporation	California
9.	Impac Commercial Holdings, Inc.	Maryland
10.	Karl S.A.	Belgium
11.	LIV Holdings LLC	Delaware
12.	NCT Holdings II LLC	Delaware
13.	NCT Holdings LLC	Delaware
14.	Newcastle 2005-1 Asset Backed Note LLC	Delaware
15.	Newcastle 2006-1 Asset Backed Note LLC	Delaware
16.	Newcastle 2006-1 Depositor LLC	Delaware
17.	Newcastle CDO IV Corp.	Delaware
18.	Newcastle CDO IV Holdings LLC	Delaware
19.	Newcastle CDO IV, Ltd.	Cayman Islands
20.	Newcastle CDO V Corp.	Delaware
21.	Newcastle CDO V Holdings LLC	Delaware
22.	Newcastle CDO V, Ltd.	Cayman Islands
23.	Newcastle CDO VI Corp.	Delaware
24.	Newcastle CDO VI Holdings LLC	Delaware
25.	Newcastle CDO VI, Ltd.	Cayman Islands
26.	Newcastle CDO VII Corp.	Delaware
27.	Newcastle CDO VII Holdings LLC	Delaware
28.	Newcastle CDO VII, Limited	Cayman Islands
29.	Newcastle CDO VIII 1, Limited	Cayman Islands
30.	Newcastle CDO VIII 2, Limited	Cayman Islands
31.	Newcastle CDO VIII Holdings LLC	Delaware
32.	Newcastle CDO VIII LLC	Delaware
33.	Newcastle CDO IX 1, Limited	Cayman Islands
34.	Newcastle CDO IX 2, Limited	Cayman Islands
35.	Newcastle CDO IX Holdings LLC	Delaware
36.	Newcastle CDO IX LLC	Delaware
37.	Newcastle CDO X Holdings LLC	Delaware
38.	Newcastle CDO X Limited	Cayman Islands
39.	Newcastle CDO X LLC	Delaware
40.	Newcastle Foreign TRS Ltd.	Cayman Islands
41.	Newcastle Investment Trust 2010-MH1	Delaware
42.	Newcastle MH I LLC	Delaware
43.	Newcastle Mortgage Securities LLC	Delaware
44.	Newcastle Mortgage Securities Trust 2004-1	Delaware
45.	Newcastle Mortgage Securities Trust 2006-1	Delaware

Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

	Subsidiary	State/Country of Incorporation/Formation

46.	Newcastle Mortgage Securities Trust 2007-1	Delaware
47.	Newcastle Trust I	Delaware
48.	NIC Airport Corporate Center LLC	Delaware
49.	NIC Apple Valley I LLC	Delaware
50.	NIC Apple Valley II LLC	Delaware
51.	NIC Apple Valley III LLC	Delaware
52.	NIC CRA LLC	Delaware
53.	NIC Dayton Town Center LLC	Delaware
54.	NIC DB LLC	Delaware
55.	NIC DP LLC	Delaware
56.	NIC Management LLC	Delaware
57.	NIC OTC LLC	Delaware
58.	NIC SF LLC	Delaware
59.	NIC SN LLC	Delaware
60.	NIC TP LLC	Delaware
61.	NIC TRS Holdings, Inc.	Delaware
62.	NIC TRS LLC	Delaware
63.	NIC WL II LLC	Delaware
64.	NIC WL LLC	Delaware
65.	SP I Term Facility LLC	Delaware
66.	Steinhage B.V.	Netherlands
67.	Xanadu Asset Holdings LLC	Delaware